UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2024

Actelis Networks, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41375	52-2160309
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4039 Clipper Court, Fremont, CA	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 545-1045

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ASNS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 25, 2024, Actelis Network Inc. (the “Company”), entered into an At the Market Offering Agreement, (the “Offering Agreement”), with H.C. Wainwright & Co., LLC (“Wainwright”), as manager, pursuant to which the Company may issue and sell shares of its common stock, $0.0001 par value per share (“Common Stock”), having an aggregate offering price of up to $3.4 million from time to time through Wainwright.

Any sales of Common Stock under the Offering Agreement will be made pursuant to a shelf registration statement on Form S-3 (File No. 333-282199), or the Registration Statement, and the prospectus contained therein, filed with the Securities and Exchange Commission (the “Commission”), on September 18, 2024, after such Registration Statement is declared effective by the Commission.

Pursuant to the Offering Agreement, sales of shares of Common Stock may be made in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly or through the Nasdaq Capital Market, or any other existing trading market in the Unites States for the Company’s shares of Common Stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, or in any other method permitted by law. Wainwright will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the shares of Common Stock pursuant to the Offering Agreement from time to time, based upon instructions from the Company, including any price or size limits or other customary parameters or conditions the Company may impose.

The Company is not obligated to make any sales of the shares of Common Stock under the Offering Agreement. The offering of shares of Common Stock pursuant to the Offering Agreement will terminate upon the earliest of (a) the sale of all of the shares of Common Stock subject to the Offering Agreement and (b) the termination of the Offering Agreement by Wainwright or the Company, as permitted therein.

The Company will pay to Wainwright a cash commission of 3.0% of the gross sales price of any Common Stock sold under the Offering Agreement and has agreed to provide Wainwright with customary indemnification and contribution rights. The Company will also reimburse Wainwright for certain specified expenses in connection with entering into the Offering Agreement and certain ongoing diligence expenses.

The Offering Agreement contains customary representations and warranties and conditions to the sale of the shares of Common Stock pursuant thereto.

The foregoing description of the Offering Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference into this Item 1.01. A copy of the opinion of Greenberg Traurig, LLP relating to the legality of the securities is filed as Exhibit 5.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares of Common Stock discussed herein, nor shall there be any offer, solicitation, or sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
5.1	Opinion of Greenberg Traurig, LLP
10.1	At the Market Offering Agreement, dated September 25, 2024, between the Company and H.C. Wainwright & Co., LLC
23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1 hereto)
104	Cover Page Interactive Data File (embedded within the Inline XBRL documents)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTELIS NETWORKS, INC.

September 25, 2024	By:	/s/ Tuvia Barlev
		Name:	Tuvia Barlev
		Title:	Chief Executive Officer

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